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                                                                    EXHIBIT 6(b)

                        AMENDMENT TO INDEMNITY AGREEMENT
                        --------------------------------

     THIS AMENDMENT TO INDEMNITY AGREEMENT (this "Amendment") is entered into as
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of August 24, 1996, between SPRECKELS INDUSTRIES, INC., a Delaware corporation known as YALE INTERNATIONAL, INC. (the "Company"), and __________________
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("Indemnitee"), amending the Indemnity Agreement, dated as of __________ __,
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199 , as amended from time to time (the "Indemnity Agreement").
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                              W I T N E S S E T H:

     WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, to be dated August 24, 1996, among Columbus McKinnon Corporation, a New York corporation ("CMC"), L Acquisition Corporation, a Delaware corporation and
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a wholly owned subsidiary of CMC and the Company (the "Merger Agreement"); and
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     WHEREAS, under Section 3(b) of the Indemnity Agreement, the Company is
required to obtain an irrevocable standby letter of credit meeting the requirements set forth in Section 3(b) at the time of any Change in Control (as defined in the Indemnity Agreement) and

     WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and Indemnitee desire to amend the Indemnity Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1.  Defined Terms.  Terms defined in the Indemnity Agreement and used
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herein shall have the meanings given to them in the Indemnity Agreement.

     2.  Amendments to Section 3.  (a)  Section 3(b) of the Indemnity Agreement
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is hereby deleted in its entirety.

     (b) Section 3(c) of the Indemnity Agreement is hereby deleted in its entirety.

     3.  Effectiveness.  This Amendment shall be deemed effective only upon a
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Change in Control arising upon the consummation of the transactions contemplated by the Merger Agreement.

     4.  Miscellaneous.  This Amendment shall be deemed to be a contract made
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under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state. This may be executed in any number of counterparts, each of such counterparts shall for all purposes
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be deemed an original and all such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                        SPRECKELS INDUSTRIES, INC.



                                        By:
                                           ------------------------
                                           Title:



                                        INDEMNITEE



                                        By:
                                           ------------------------
                                           Name: